EXHIBIT 99.1 press release For further information contact: John Hatsopoulos, American DG Energy Telephone: 781.522.6020

American DG Energy Reports 2010 First Quarter Financial Performance
Energy Revenue Increased 36% from the Fourth Quarter of 2009

WALTHAM, Mass. – May 12, 2010 – American DG Energy Inc. (NYSE Amex: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported overall revenues of $1,449,973 in the first quarter of 2010, compared to revenues of $1,403,529 in the first quarter of 2009.  GAAP diluted earnings per share (EPS) were $(0.02) in the first quarter of 2010, compared to $(0.02) for the same period in 2009, and GAAP operating income was a loss of $(668,583) in the first quarter of 2010, compared to a loss of $(437,337) for the same period in 2009.

First Quarter 2010 Highlights:

•	Energy revenue in the first quarter of 2010 increased by 36% compared to the fourth quarter of 2009 due to increased energy systems operating.
•	Net revenue increased 3.3% to $1.44 million in the first quarter of 2010, compared to $1.40 million for the same period in 2009.
•
The price of natural gas, which is the key component in calculating our thermal or hot water revenue, was significantly lower in the first quarter of 2010, compared to the same period in 2009. When comparing rates in the National Grid natural gas territory, which is our largest market, the price of natural gas was 22% lower in the first quarter of 2010. This had the dual effect of lowering our energy revenue by 9.2%, while keeping our energy gross profit margin, without depreciation at approximately 23% for both periods.

•	Our turnkey revenue increased to $183,983 in the first quarter of 2010, compared to $9,008 for the same period in 2009.
•
We installed 2 new energy systems during the first quarter and 5 energy systems in early April bringing the total number of energy systems operating to 69. Our backlog currently consists of 11 energy systems.

•	We received $157,882 in rebates and incentives in the first quarter of 2010.
•	We finished the quarter with approximately $2.5 million in cash, cash equivalents and short-term investments.
•
During the quarter we called the $5.3 million outstanding balance of our 8% senior convertible debentures, all of which was converted into shares of common stock. This eliminated approximately $425,600 in interest payments per year.

•	During the quarter certain investors, including George N. Hatsopoulos and John N. Hatsopoulos, exercised a total of 500,000 warrants for gross proceeds to the company of $350,000.
•	As of May 12, 2010, we had over 150 proposals submitted to customers in our core target markets (healthcare, hospitality and large multi-family residential).
•	During the quarter we began a feasibility study of the European Combined Heat and Power market in order to determine the feasibility of expanding our business into Europe.
•	In February we presented at the 2nd Annual Green Technology Conference for investors held in Boston and sponsored by Kaufman Bros.

American DG Energy Reports First Quarter 2010 Financial Performance, page 2 of 5

•	In March 2010, we launched a new website presenting “Think Outside The Grid” to our customers and investors.

“We produced significantly more energy in the first quarter of 2010, compared to the fourth quarter of 2009,” said John N. Hatsopoulos, Chief Executive Officer of American DG Energy. “In early April we added an additional five energy systems so with the combination of 69 systems currently in operation plus installation of our remaining backlog we anticipate our energy revenue to continue to increase for the rest of the year.”

American DG Energy will hold its earnings conference call today, May 12, at 11:00 a.m. Eastern Time.  To listen, call (800) 860-2442 within the U.S. or (412) 858-4600 outside the U.S.  Participants should reference American DG Energy to access the call.  Please begin dialing at least 10 minutes before the scheduled starting time.  The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.”  The earnings call will be available for playback through Wednesday, May 19, 2010.  To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Playback Code 440281.

The earnings conference call will be webcast live.  To register for and listen to the webcast, go to www.americandg.com/webcast.  Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems.  The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions.  American DG Energy is headquartered in Waltham, Massachusetts.  More information can be found at www.americandg.com.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

American DG Energy Reports First Quarter 2010 Financial Performance, page 3 of 5

CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months Ended March 31, 2010 and March 31, 2009
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Net Sales	$1,449,973	$1,403,529

Cost of sales
Fuel, maintenance and installation	1,148,224	1,054,533
Depreciation expense	197,697	197,742
	1,345,921	1,252,275
Gross profit	104,052	151,254

Operating expenses
General and administrative	335,351	349,767
Selling	180,529	120,064
Engineering	256,755	118,760
	772,635	588,591
Loss from operations	(668,583)	(437,337)

Other income (expense)
Interest and other income	14,691	23,778
Interest expense	(70,624)	(117,500)
	(55,933)	(93,722)

Loss, before income taxes	(724,516)	(531,059)
Provision for state income taxes	(3,550)	(2,050)
Consolidated net loss	(728,066)	(533,109)

Less: Income attributable to the noncontrolling interest	(47,912)	(42,204)
Net loss attributable to American DG Energy Inc.	(775,978)	(575,313)

Net loss per share - basic and diluted	$(0.02)	$(0.02)

Weighted average shares outstanding -
basic and diluted	39,846,998	33,535,306

Non-GAAP financial disclosure
Loss from operations	$(668,583)	$(437,337)
Depreciation expense	205,390	201,076
Stock based compensation	50,013	84,746
Adjusted (loss) income from operations	$(413,180)	$(151,515)

Grants from rebates and incentives	$157,882	$81,444

American DG Energy Reports First Quarter 2010 Financial Performance, page 4 of 5

CONSOLIDATED BALANCE SHEETS
as of March 31, 2010 and December 31, 2009
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,746,672	$3,149,222
Short-term investments	788,186	678,921
Accounts receivable, net	582,960	518,379
Unbilled revenue	186,604	146,940
Due from related party	243,922	370,400
Inventory	962,934	379,303
Prepaid and other current assets	117,644	104,119
Total current assets	4,628,922	5,347,284

Property, plant and equipment, net	9,967,710	9,502,346

TOTAL ASSETS	14,596,632	14,849,630

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	511,696	740,474
Accrued expenses and other current liabilities	245,425	453,536
Due to related party	659,412	17,531
Capital lease obligations	3,365	3,365
Total current liabilities	1,419,898	1,214,906

Long-term liabilities:
Convertible debentures	-	5,320,000
Capital lease obligations, long-term	9,254	10,095
Total liabilities	1,429,152	6,545,001

Stockholders’ equity:
American DG Energy Inc. shareholders' equity:
Common stock, $0.001 par value; 100,000,000 shares
authorized; 44,579,779 and 37,676,817 issued and outstanding
at March 31, 2010 and December 31, 2009, respectively	44,580	37,677
Additional paid-in capital	25,479,124	19,725,793
Accumulated deficit	(13,015,088)	(12,239,110)
Total American DG Energy Inc. stockholders' equity	12,508,616	7,524,360
Noncontrolling interest	658,864	780,269
Total stockholders' equity	13,167,480	8,304,629

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,596,632	$14,849,630

American DG Energy Reports First Quarter 2010 Financial Performance, page 5 of 5

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the Three Months Ended March 31, 2010 and March 31, 2009
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(775,978)	$(575,313)
Income attributable to noncontrolling interest	47,912	42,204
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	205,390	201,076
Provision for losses on accounts receivable	-	13,500
Amortization of deferred financing costs	2,132	2,132
Stock-based compensation	50,013	84,746

Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable and unbilled revenue	(104,245)	114,228
Due from related party	(42,839)	(82,121)
Inventory	(583,631)	(209,003)
Prepaid assets	(15,657)	(3,373)
Increase (decrease) in:
Accounts payable	(228,778)	4,287
Accrued expenses and other current liabilities	(149,623)	(52,526)
Due to related party	641,881	28,482
Net cash used in operating activities	(953,423)	(431,681)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(828,636)	(320,339)
Sale (purchases) of short-term investments	(109,265)	490,481
Rebates and incentives	157,882	81,444
Net cash (used in) provided by investing activities	(780,019)	251,586

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	350,000	35,000
Convertible debenture issuance costs	(18,267)	-
Principal payments on capital lease obligations	(841)	(529)
Distributions to noncontrolling interest	-	(35,132)
Net cash provided by (used in) financing activities	330,892	(661)

Net decrease in cash and cash equivalents	(1,402,550)	(180,756)
Cash and cash equivalents, beginning of the period	3,149,222	1,683,498
Cash and cash equivalents, ending of the period	$1,746,672	$1,502,742

Supplemental disclosures of cash flows information:
Cash paid during the period for:
Interest	$12,136	$117,500
Income taxes	$4,750	$21,960

Non-cash investing and financing activities:
Conversion of convertible debentures to common stock	$5,320,000	$-